UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2007

LAUREATE EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22844	52-1492296
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Fleet Street, Baltimore, Maryland	21202
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (410) 843-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.  Change in Control of Registrant

As previously announced, on June 3, 2007, Laureate Education, Inc., a Maryland corporation (the “Company”), entered into an Amended and Restated Agreement and Plan of Merger (the “Amended and Restated Merger Agreement”) with Wengen Alberta, Limited Partnership, an Alberta limited partnership (“Parent”), and L Curve Sub Inc., a Maryland corporation and a direct subsidiary of Parent (“L Curve”), pursuant to which L Curve will merge (the “Merger”) with and into the Company, with the Company surviving the Merger. The Amended and Restated Merger Agreement amended and restated the Agreement and Plan of Merger dated as of January 28, 2007 among the same parties.

Pursuant to the Amended and Restated Merger Agreement, L Curve assigned some of its rights and obligations under the Amended and Restated Merger Agreement to M Curve Sub Inc., a Maryland corporation and a direct subsidiary of Parent (“M Curve”, and together with L Curve, the “Purchasers”), including the right to acquire shares of the Company’s common stock in the Offer (as defined below). L Curve and M Curve subsequently commenced a tender offer (the “Offer”) to purchase all of the Company’s outstanding shares of common stock, par value $0.01 per share (the “Shares”), at a price of $62.00 per Share in cash without interest and less any amounts required to be deducted and withheld under any applicable law, on the terms and subject to the conditions set forth in the Offer to Purchase dated June 8, 2007 and the related Letter of Transmittal.  The Offer expired at 12:00 midnight, New York City time, on Friday, July 6, 2007, at which time, based on information from American Stock Transfer & Trust Company, the depositary for the Offer, the Company’s stockholders had tendered and not withdrawn 30,666,245 Shares (including Shares tendered pursuant to the guaranteed delivery procedures), which represent approximately 53% of the outstanding shares of the Company’s common stock on a fully diluted basis and 59% of the currently outstanding shares, and therefore satisfied the “minimum condition” of the Offer, which required the tender of a majority of the Company’s outstanding Shares on a fully diluted basis (other than any Shares held by Parent and its subsidiaries).  The Purchasers have accepted for payment all validly tendered Shares.

The Purchasers also commenced a subsequent offering period for all remaining Shares.  During the subsequent offering period, Shares that are tendered will be accepted and paid the same $62.00 per Share net to the seller in cash without interest and less any amounts required to be deducted and withheld under any applicable law paid during the initial offering period.  The subsequent offering period will expire at 5:00 p.m., New York City time, on Wednesday, July 18, 2007.

The Amended and Restated Merger Agreement provides that, subject to compliance with applicable law, promptly upon payment for Shares by Purchasers to consummate the Offer, Parent shall be entitled to designate all of the members of the Company’s board of directors. Parent designated seven representatives to serve on the Company’s board of directors, giving Parent a majority of the board of directors.  Two of the Company’s current members of the board of directors, Douglas L. Becker and R. Christopher Hoehn-Saric, will remain on the board of directors.

The aggregate consideration paid or to be paid by Parent and Purchaser in the Offer and the Merger is approximately $3.4 billion.  According to the Offer to Purchase, Parent has received equity commitments from investment funds and other investors affiliated with or managed by Kohlberg Kravis Roberts & Co., S.A.C. Capital Management, LLC, Moore Capital Management, LLC, Citi Private Equity, Makena Capital Management LLC, Torreal Sociedad de Capital Riesgo de Régimen Simplificado S.A., SPG Partners, LLC, Vulcan Capital Education Holdings LLC, Brenthurst Funds, Sterling Partners, Demeter Holdings Corporation, Stockwell Fund, L.P., Soros Fund Management LLC, BV Group Ventures LLC, and Morgan Creek Partners II, LP, as well as Bregal Europe Co-Investment L.P. and Caisse de dépôt et placement du Québec, totaling approximately $2.1 billion.  In addition, L Curve has (a) entered into a $1,622 million margin loan credit facility  with Goldman Sachs Credit Partners L.P., Citigroup Global Markets Inc., Credit Suisse, JPMorgan Chase Bank, N.A., and/or any of their respective affiliates, and (b) received a debt commitment letter from such lenders to provide in connection with the Merger, (i) $1,335 million of senior secured credit facilities; (ii) $725 million of senior unsecured increasing rate loans under a bridge facility; and (iii) $325 million of senior subordinated increasing rate loans under a bridge facility.

The foregoing description of the Amended and Restated Merger Agreement is qualified in its entirety by reference to the Amended and Restated Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on June 4, 2007.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                In accordance with the Amended and Restated Merger Agreement, on July 12, 2007, each of the directors of the Company, other than Messrs. Becker and Hoehn-Saric, resigned.  The resigning directors were members of the board’s Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee. Isabel Aguilera, Wolf H. Hengst, James H. McGuire and John A. Miller were members of the Compensation Committee.  James H. McGuire, John A. Miller and David A. Wilson were members of the Audit Committee.  R. William Pollock and the Honorable Richard W. Riley were members of the Nominating and Corporate Governance Committee. Each resigning director is resigning pursuant to the Amended and Restated Merger Agreement and none of the directors of the Company is resigning from the board of directors because of any disagreements relating to the Company’s operations, policies or practices.

Following the resignations, Messrs. Becker and Hoehn-Saric appointed Todd E. Benson, Yves de Balmann, Brian F. Carroll, Jonathan D. Smidt, Ian K. Snow, Steven M. Taslitz and Craig W. Thomas as directors.  Information about the directors designated for appointment by Parent has been previously disclosed in the Information Statement contained in the Schedule 14D-9 which was filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 8, 2007, as amended (the “Schedule 14D-9”) and is incorporated herein by reference.

None of the directors designated for appointment by Parent is a director of or holds any other position with the Company. Parent has advised the Company that, to its knowledge, except, as disclosed in the Schedule 14D-9, none of the designees beneficially owns any securities (or right to acquire securities) of the Company or has been involved with any transactions with the Company or any of its directors, executive officers or affiliates that are required to be disclosed pursuant to the rules of the SEC. Parent has advised the Company that, to its knowledge, none of its designees has any family relationship with any director, executive officer or key employee of the Company.

Mr. Taslitz and certain trusts affiliated with him have committed to contribute all of the Shares owned by them in exchange for a percentage ownership interest in Parent that will be calculated on a pro rata basis, based on cash commitments by other investors and the valuation of any Shares to be contributed to Parent.  Mr. Taslitz is also a partner in certain of the other investors in Parent.  These relationships are described in further detail in the Schedule 14D-9.

As of the date of this Current Report on Form 8-K, it is expected that (i) Messrs. Snow, Thomas and Smidt will be elected to serve as members of the Audit Committee of the Board of Directors, (ii) Messrs. de Balmann, Benson and Carroll will be elected to serve as members of the Compensation Committee of the Board of Directors, and (iii) Messrs. de Balmann, Benson and Carroll will be elected to serve as members of the Nominating and Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.
/s/ Robert W. Zentz
Name:	Robert W. Zentz
Title:	Senior Vice President and General Counsel

Date:  July 18, 2007